Exhibit 99.3

FOR IMMEDIATE RELEASE

CIT TO ACQUIRE ONEWEST BANK FOR $3.4 BILLION IN CASH AND STOCK

Acquisition Advances CIT’s Bank Strategy

▪	Transaction Is Immediately Accretive to CIT’s Earnings Per Share
▪	Improves ROTCE and Accelerates Use of Net Operating Losses (NOL)
▪	CIT’s Total Assets Will Increase to $67 Billion; Total Deposits Will Increase to $28 Billion[1]
▪	Combines CIT’s National Lending Platform with OneWest’s Regional Branch Banking Network
▪	Ability to Leverage OneWest’s Commercial Banking Capabilities to CIT’s Customers

Note: CIT to Host Investor Conference Call and Webcast on Tuesday, July 22 at 8:00 AM EDT

NEW YORK, NY – July 22, 2014 – CIT Group Inc. (NYSE: CIT) (“CIT”), a leading provider of commercial lending and leasing services, today announced that it has entered into a definitive agreement and plan of merger with IMB Holdco LLC, the parent company of OneWest Bank N.A. (“OneWest Bank”), for $3.4 billion in cash and stock.

OneWest Bank is a privately owned regional bank formed in 2009 that operates 73 retail branches in Southern California, with approximately $23 billion in assets, including commercial and residential mortgage loans, and $15 billion in deposits. Following the close of the transaction, CIT Bank, CIT’s banking subsidiary, will merge with OneWest Bank under the “CIT Bank” name and CIT will have assets of $67 billion and $28 billion in deposits. 1

CIT expects the transaction to be 20% accretive to earnings per share in 2016 generating an internal rate of return (IRR) of 15%.

(1)  Pro forma financial data based on unaudited CIT and OneWest data as of June 30, 2014.

CIT Group Inc. will continue to be led by John A. Thain, Chairman and Chief Executive Officer. Following the close of the transaction, Steven T. Mnuchin, Chairman of IMB Holdco LLC, will join CIT Group Inc. as Vice Chairman and will also become a member of its Board of Directors. Alan Frank, an independent director from OneWest Bank will also join the CIT Board, increasing its size from 13 to 15 members.

“This transformational transaction will combine CIT’s national middle market lending platform with OneWest’s wholesale lending and branch banking franchise to create a unique provider of retail and institutional financial services,” said Mr. Thain. “The transaction diversifies and lowers the cost of CIT's deposits, broadens the products we can offer to our middle market clients, is accretive to earnings and return on equity, and accelerates the utilization of our NOL, while maintaining a strong capital position. We look forward to welcoming OneWest Bank’s talented employees to CIT as we build our franchise and meet the financing needs of our customers.”

Mr. Mnuchin said, “We have spent the last five years building OneWest Bank into a premier regional bank in Southern California. We are confident that this transaction will provide our retail and commercial customers with access to the broad range of high-quality financial products and services offered by CIT, and allow OneWest to benefit from CIT’s expansive client base and global reach. I look forward to joining the CIT Board, and to ensuring a smooth integration of CIT Bank and OneWest for the benefit of both companies’ stakeholders.”

Under the terms of the Agreement, IMB Holdco LLC shareholders will receive $2.0 billion in cash and 31.3 million shares of CIT Group Inc. common stock currently valued at $1.4 billion assuming a CIT stock price of $44.33.

The transaction has been approved by the boards of directors of both companies and is subject to customary closing conditions and regulatory approvals.

J.P. Morgan Securities LLC is serving as financial advisor to CIT, and Wachtell, Lipton, Rosen & Katz is serving as CIT’s legal counsel. Goldman, Sachs & Co., Bank of America Merrill Lynch and Cleary, Gottlieb, Steen & Hamilton LLP represent IMB Holdco LLC. Sullivan & Cromwell is serving as joint regulatory counsel for CIT and IMB Holdco LLC.

Investor Conference Call and Supplementary Information

Mr. Thain and Scott T. Parker, Chief Financial Officer of CIT, will host a conference call at 8:00 AM EDT today, Tuesday, July 22, 2014, to discuss the definitive agreement, as well as CIT’s second-quarter financial results. The press release and presentation accompanying the conference call remarks will be filed with the SEC and made available on CIT’s Investor Relations website at www.cit.com/investor. Dial-in numbers for the conference call are as follows:

U.S. Toll Free	888-317-6003
International	412-317-6061
Canada Toll Free	866-284-3684
Elite Entry Code	3040694
Webcast	www.cit.com/investor

Please dial in or connect to the webcast at least 15 minutes prior to the start of the call in order to register and/or download any necessary software. A replay of the call will be available until 11:59 PM EDT on August 5, 2014.

Conference Replay:

U.S. Toll Free	877-344-7529
International Toll	412-317-0088
Canada Toll Free	855-669-9658
Elite Entry Code	10048563
Webcast	cit.com/investor

About CIT Bank

Founded in 2000, CIT Bank (Member FDIC, Equal Housing Lender) is the U.S. commercial bank subsidiary of CIT Group Inc. (NYSE: CIT). It provides lending and leasing to the small business, middle market and transportation sectors. CIT Bank (BankOnCIT.com) offers a variety of savings options designed to help customers achieve their financial goals. As of June 30, 2014, it had approximately $14 billion of deposits and more than $18 billion of assets. cit.com/CITBank

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with approximately $35 billion in financing and leasing assets. It provides financing, leasing and advisory services to its clients and their customers across more than 30 industries. CIT maintains leadership positions in middle market lending, factoring, retail and equipment finance, as well as aerospace, equipment and rail leasing. CIT’s U.S. bank subsidiary CIT Bank (Member FDIC), BankOnCIT.com, offers a variety of savings options designed to help customers achieve their financial goals. cit.com

About OneWest Bank

OneWest Bank is a Southern California bank, focused on delivering personalized, relationship-based banking to its customers. The bank has 73 retail branches conveniently located throughout Southern California to serve consumers and businesses, small and large. With total assets of $23 billion, OneWest has the size and strength to offer a wide array of banking products and services and the stability to protect its depositors. OneWest is an FDIC-insured institution and funds deposited in the bank are insured up to the FDIC’s insurance limit of $250,000 per depositor. owb.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT does not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated, (ii) modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions, (iii) there are changes in the anticipated timing for closing the transaction, (iv) there are difficulties and delays in integrating OneWest with CIT or fully realizing projected cost savings and other projected benefits of the transaction, (v) business disruption during the pendency of or following the transaction, including diversion of management time, reputation risk, and the reaction of customers and counterparties to the transaction, (vi) changes in asset quality and risk as a result of the transaction, (vii) CIT is unsuccessful in implementing its strategy and business plan, (viii) CIT is unable to react to and address key business and regulatory issues, and (ix) changes in general economic conditions, including changes in interest rates and capital markets. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

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CIT MEDIA RELATIONS:

C. Curtis Ritter

Senior Vice President of Corporate Communications

(973) 740-5390

Curt.Ritter@cit.com

Matt Klein

Vice President, Media Relations

(973) 597-2020

Matt.Klein@cit.com

CIT INVESTOR RELATIONS:

Barbara Callahan

Senior Vice President

(973) 740 -5058

Barbara.Callahan@cit.com